Exhibit 1.1

Execution Version

Hallador Energy Company

2,777,778 Shares of Common Stock

($0.01 par value per share)

Underwriting Agreement

New York, New York
January 13, 2026

TCBI Securities, Inc., doing business as Texas Capital Securities

As Representative of the several Underwriters

listed on Schedule I hereto

c/o	TCBI Securities, Inc., doing business as Texas Capital Securities
2000 McKinney Avenue, Suite 700
Dallas, TX 75201

Ladies and Gentlemen:

Hallador Energy Company, a Colorado corporation (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, 2,777,778 shares of common stock, $0.01 par value per share (“Common Stock”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Shares”). The Company also proposes to grant to the Underwriters an option to purchase up to 416,666 additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Shares being hereinafter called the “Shares”). To the extent there are no additional Underwriters listed on Schedule I other than the Representative, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

1.            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)            Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Act”), an automatic shelf registration statement (file number 333-292694) on Form S-3 and such registration statement has become automatically effective as of the Effective Date (as defined below) under the Act by the Commission. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B (“Rule 430B”) under the Act (the “Rule 430B Information”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B of the Act, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the Rule 430B Information. Any registration statement filed pursuant to Rule 462(b) of the Act is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. The base prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Shares and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Act. Such final prospectus supplement (including the Base Prospectus as so supplemented) in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such prospectus. “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Act).

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Act to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed by the Exchange Act to be a part thereof.

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The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to 6:00 p.m. Eastern Time on January 13, 2026 (the “Execution Time”), (ii) any issuer free writing prospectus, as defined by Rule 433 of the Act (an “Issuer Free Writing Prospectus”) identified in Schedule II hereto and (iii) any other free writing prospectus, as defined by Rule 405 (a “Free Writing Prospectus”) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package and (iv) the information set forth on Schedule III hereto.

(b)            Preliminary Prospectus. The Preliminary Prospectus when filed and the Registration Statement as of the Effective Date and as of the Execution Time, complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Act; the documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(c)            Registration Statement and Prospectus. As of the Effective Date, the Execution Time, the Closing Date (as defined in Section 3 herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), (i) the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Preliminary Prospectus does not, and the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(d)            No Misstatement or Omission in Disclosure Package or Written Testing-the-Waters Communication. As of the Execution Time, the Closing Date and the Settlement Date, as applicable, (i) the Disclosure Package, (ii) each electronic roadshow, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package, did not, does not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any electronic roadshow or any individual Written Testing-the-Waters Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

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(e)            Compliance with Registration Requirements. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. The Company satisfies all requirements of the Act for use of Form S-3. No stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.

(f)            Ineligible Issuer. (i) At the Effective Date and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g)            Issuer Free Writing Prospectus. The Company is eligible to use Free Writing Prospectuses in connection with the sale of Shares pursuant to Rules 164 and 433 under the Act; any Free Writing Prospectuses that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act.

(h)            Testing-the-Waters Materials. The Company (i) has not alone engaged in any oral or written communication with potential investors (“Testing-the-Waters Communication”) with respect to the Shares other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications with respect to the Shares. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications with respect to the Shares. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule V hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus.

(i)            No Misstatement or Omission in an Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

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(j)            Copies of Documents to Underwriters. The copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been delivered to the Underwriters in connection with the offering of the Shares (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Underwriting Agreement (this “Agreement”), references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

(k)            Incorporated Documents. All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required under the Exchange Act to be described in such incorporated documents or to be filed as exhibits to such incorporated documents that have not been described or filed as required. The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(l)            Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package, the Preliminary Prospectus and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for such adjustments to accounting standards and practices as are noted therein) during the periods involved; the other financial and statistical data with respect to the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus that are not included or incorporated by reference as required; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the Registration Statement, the Disclosure Package and the Prospectus which are required to be described in the Registration Statement, the Disclosure Package or Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

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(m)            Organization. The Company and any subsidiary that is a significant subsidiary, if any (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (each, a “Significant Subsidiary”, collectively, the “Significant Subsidiaries”), are, and will be, duly incorporated or organized, validly existing as a corporation or limited liability company, as applicable, and in good standing under the laws of their respective jurisdictions of organization. The Company and the Significant Subsidiaries are, and will be, duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Significant Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(n)            Subsidiaries. As of the date hereof, the Company’s only subsidiaries are set forth on Schedule IV. Except as set forth on Schedule IV, the Company owns directly or indirectly, all of the equity interests of its subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of its subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights.

(o)            No Violation or Default. Neither the Company nor any subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any subsidiary is a party is in default in any respect thereunder where such default would reasonably be expected to have a Material Adverse Effect.

(p)            No Material Adverse Effect. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus, there has not been (i) any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the business, properties, management, condition (financial or otherwise), results of operations, or prospects of the Company and its subsidiaries taken as a whole, (ii) any transaction which is material to the Company and its subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or its subsidiaries, which is material to the Company and its subsidiaries taken as a whole, (iv) any material change in the capital stock (other than (A) the grant of additional restricted stock units under the Company’s existing incentive stock plans, (B) changes in the number of outstanding Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof, (C) as a result of the issuance of the Shares, (D) any repurchases of capital stock of the Company, (E) as described in a proxy statement filed on Schedule 14A or a Registration Statement on Form S-4, or (F) otherwise publicly announced) or outstanding long-term indebtedness of the Company or its subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in each of the Registration Statement, Disclosure Package or Prospectus.

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(q)            Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus as of the dates referred to therein (other than (i) the grant of additional restricted stock units under the Company’s existing incentive stock plans, (ii) changes in the number of outstanding Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof or (iii) as a result of the issuance of the Shares) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement, the Disclosure Package and the Prospectus. The description of the Common Stock in the Registration Statement, the Disclosure Package and the Prospectus is complete and accurate in all material respects. As of the date referred to therein, other than as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, neither the Company nor its subsidiaries have any outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(r)            S-3 Eligibility. (i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then applicable requirements for use of Form S-3 under the Act, including compliance with General Instruction I.B.1 of Form S-3. The Company is not a shell company (as defined in Rule 405 under the Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in General Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case, as defined under the Act, in each case at the times specified in the Act in connection with the offering of the Shares.

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(s)            Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 8 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(t)            Authorization of Shares. The Shares, when issued and delivered against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than any pledge, lien, encumbrance, security interest or other claim arising from an act or omission of an Underwriter), including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and are registered pursuant to Section 12 of the Exchange Act. The Shares, when issued, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(u)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement or in connection with the transactions contemplated herein, and the issuance and sale by the Company of the Shares, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or The Nasdaq Capital Market (“Nasdaq”), including any notices that may be required by Nasdaq, in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus.

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(v)            No Preferential Rights. (i) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Stock or upon the exercise of options that may be granted from time to time under the Company’s stock option plans), (ii) no Person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company from the Company which have not been duly waived with respect to the offering contemplated hereby, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares.

(w)            Independent Public Accountant. Grant Thornton LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated into the Registration Statement, is and, during the periods covered by their report, were independent public accountants within the meaning of the Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company and with respect to the periods covered by their report.

(x)            Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Disclosure Package and the Prospectus, other than such agreements that have expired by their terms or whose termination is disclosed in documents filed by the Company on EDGAR, are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof, and except for any unenforceability that, individually or in the aggregate, would not unreasonably be expected to have a Material Adverse Effect.

(y)            No Litigation. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or a subsidiary is a party or to which any property of the Company or any subsidiary is the subject that, individually or in the aggregate, if determined adversely to the Company or any subsidiary, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others that, individually or in the aggregate, if determined adversely to the Company or any subsidiary, would reasonably be expected to have a Material Adverse Effect; and there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act to be described in the Registration Statement, Disclosure Package and Prospectus that are not described in the Registration Statement, Disclosure Package and Prospectus including any Incorporated Document.

(z)            Licenses and Permits. The Company and its subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary have received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(aa)         No Material Defaults. Neither the Company nor any subsidiary has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(bb)         Certain Market Activities. Neither the Company, nor any subsidiary, nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(cc)         Broker/Dealer Relationships. Neither the Company nor any subsidiary or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(dd)         No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(ee)         Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as otherwise disclosed in or contemplated by the Registration Statement, the Disclosure Package or the Prospectus (exclusive of any supplement thereto), no tax deficiency has been determined adversely to the Company or any subsidiary which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

(ff)         Title to Real and Personal Property. The Company and its subsidiaries have good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Registration Statement, the Disclosure Package or Prospectus as being owned by them that are material to the businesses of the Company or such subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement, Disclosure Package or Prospectus as being leased by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

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(gg)         Intellectual Property. The Company and its subsidiaries own, possess, license or have adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof or as proposed in the Prospectus to be conducted, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries have not received any written notice of any claim of infringement of or conflict with asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect; there are no pending, or to the Company’s knowledge, threatened judicial proceedings or administrative proceedings against the Company or its subsidiaries challenging the Company’s or any of its subsidiary’s rights in or to or the validity of the scope of any of the Company’s or any subsidiary’s patents, patent applications or proprietary information; no other entity or individual has any right or claim in any of the Company’s or any of its subsidiary’s patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or any subsidiary; the Company and its subsidiaries have not received any written notice of any claim challenging the rights of the Company or its subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any subsidiary which claim, if the subject of an unfavorable decision would result in a Material Adverse Effect.

(hh)         Environmental Laws. The Company and its subsidiaries (i) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any subsidiary under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures or earnings or financial position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

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(ii)            Disclosure Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor its subsidiaries are aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and its subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the most recent Evaluation Date. Since the most recent Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. To the knowledge of the Company and its subsidiaries, the “internal controls over financial reporting” and “disclosure controls and procedures” of the Company and its subsidiaries, respectively, are effective.

(jj)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.

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(kk)         Finder’s Fees. Neither the Company nor any subsidiary has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(ll)         Labor Disputes. No labor disturbance by or dispute with employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened, which would reasonably be expected to result in a Material Adverse Effect.

(mm)         Investment Company Act. Neither the Company nor any subsidiary is or, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn)         Operations. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)            Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Registration Statement, the Disclosure Package or the Prospectus which have not been described as required.

(pp)         Underwriter Agreements. Other than that certain At-The-Market Issuance Sales Agreement, dated December 18, 2023, by and between the Company and B. Riley Securities, Inc., which the Company has terminated as of the date hereof, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

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(qq)         ERISA. Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(rr)         Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward-Looking Statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus from the Company’s Annual Report on Form 10-K for the fiscal year most recently ended (i) except for any Forward-Looking Statement included in any financial statements and notes thereto, are within the coverage of the safe harbor for forward looking statements set forth in Section 27A of the Act, Rule 175(b) under the Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith commercially reasonable best estimate of the matters described therein as of the respective dates on which such statements were made, and (iii) have been prepared in accordance with Item 10 of Regulation S-K under the Act.

(ss)         Margin Rules. Neither the issuance, sale and delivery of the Shares, nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(tt)         Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and its subsidiaries reasonably believe are adequate for the conduct of their business and as is customary for companies of similar size engaged in similar businesses in similar industries.

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(uu)         No Improper Practices. (i) Neither the Company nor its subsidiaries nor any of their respective executive officers or directors has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Disclosure Package and the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or its subsidiaries or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or its subsidiaries, on the other hand, that is required by the Act to be described in the Registration Statement, Disclosure Package and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or its subsidiaries or any affiliate of them, on the one hand, and the directors, officers, stockholders or directors of the Company or its subsidiaries, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement, the Disclosure Package and the Prospectus that is not so described; (iv) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or its subsidiaries to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any Underwriter to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or its subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or its subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company or its subsidiaries or any of their respective products or services, and, (vi) neither the Company nor its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or its subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus.

(vv)         No Conflicts. Neither the execution of this Agreement, nor the issuance, offering and sale of the Shares nor the consummation of any of the transactions contemplated herein nor the fulfillment of the terms hereof, nor the compliance by the Company with terms and provisions hereof will conflict with, or will result in a breach or violation of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to the terms of any contract or other agreement to which the Company or any subsidiary may be bound or to which any of the property or assets of the Company or any subsidiary is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not reasonably be expected to have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company or any subsidiary, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or any subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except where such violation would not reasonably be expected to have a Material Adverse Effect.

(ww)       Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance, sale or delivery by the Company of the Shares.

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(xx)          Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor any director or officer nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries, or other person acting on behalf of the Company or its subsidiaries, (i) has used any funds of the Company or any subsidiary for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic official or employee from funds of the Company or any subsidiary; (iii) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure continued compliance therewith.

(yy)         OFAC.

(1)            The Company represents that, neither the Company nor any subsidiary (collectively, the “Entity”) or any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (yy), “Person”) that is, or is owned or controlled by a Person that is:

(i)            the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(ii)           located, organized or resident in a country or territory that is the subject of Sanctions.

(2)            The Entity represents and covenants that it will not, directly or indirectly, knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(iii)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(iv)          in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(3)            The Entity represents and covenants that, except as detailed in the Prospectus, since April 24, 2019, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

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(zz)         IT Systems. Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i)(x) to the knowledge of Company, there has been no security breach or other compromise of any Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them, equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (iii) there is no pending, or to the knowledge of the Company, threatened action, suit or proceeding before any court or governmental agency, authority or body pending or threatened alleging non-compliance with legal or regulatory obligation related to IT Systems and Data and (iv) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(aaa)         FINRA Exemption. To enable the Underwriters to rely on Rule 5110(h)(1)(C) of FINRA, the Company represents that the Company (i) has a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) has been subject to the Exchange Act reporting requirements for a period of at least 36 months.

(bbb)         Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any subsidiary, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any subsidiary, on the other, which is required by the Act to be described in the Registration Statement, the Disclosure Package and the Prospectus and that is not so described in each of the Registration Statement, the Disclosure Package and the Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(ccc)         Mining Rights. Except in the case of clause (i) below, except as would not, either individually or in the aggregate, have a Material Adverse Effect:

(1)            The Company’s mining properties, Oaktown Mining Complex, which is comprised of Oaktown Fuels No. 1 Mine and Oaktown Fuels No. 2 Mine, the Ace in the Hole Mine, the Ace in the Hole Mine #2 Reserves, Prosperity, and Freelandville, each, described in the Registration Statement and the Prospectus (each a “Material Property” and collectively, the “Material Properties”), are the only resource properties that are currently material to the Company in which the Company or its subsidiaries have a material ownership interest.

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(2)            The Company directly or through its subsidiaries, holds an interest in fee or freehold title, mining leases, mining concessions, mining claims, exploration permits, prospecting permits, participant interests, conventional property agreements, or proprietary interests or rights, or other similar contractual rights recognized in the jurisdiction in which the Material Properties are located, in respect of the ore bodies and minerals located on the Material Properties in which the Company (through the applicable subsidiary) has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements, contracts, arrangements or understandings, sufficient to permit the Company (through the applicable subsidiary) to explore for and exploit the minerals relating thereto, and all such agreements, contracts, arrangements or understandings in connection with the Material Properties are valid and subsisting and enforceable in accordance with their terms.

(3)            All material concessions, leases, property agreements and contracts, claims and permits relating to the Material Properties in which the Company (through the applicable subsidiary) has an interest or right have been validly granted, located, approved, executed and recorded or filed in all material respects in accordance with all applicable laws and are valid, subsisting and enforceable.

(4)            Except as disclosed in the Registration Statement or the Prospectus, the Company (through the applicable subsidiary) has all necessary surface rights, access rights and other necessary rights and interests relating to the Material Property in which the Company (through the applicable subsidiary) has an interest granting the Company (through the applicable subsidiary) the right and ability to explore for and exploit minerals, ore and metals for development and production purposes as are appropriate in view of the rights and interest therein of the Company or the applicable subsidiary, with only such exceptions as do not materially interfere with the current use made by the Company or the applicable subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the agreements, contracts, arrangements or understandings and obligations relating thereto referred to above is currently in good standing in all material respects in the name of the Company or the applicable subsidiary.

(5)            Except as disclosed in the Prospectus, the Company and its subsidiaries do not have any responsibility or obligation to pay any commission, royalty, license, fee, assessment or similar payment to any person with respect to the property rights thereof.

(6)            All assessments or other work required to be performed in relation to the material mining claims and mining rights of the Company and the applicable subsidiary in order to maintain their respective interests therein, if any, have been performed to date and, except as disclosed in the Registration Statement or the Prospectus, the Company and the applicable subsidiary have complied in all respects with all applicable laws in this regard as well as with regard to legal and contractual obligations to third parties in this regard except in respect of mining claims and mining rights that the Company and the applicable subsidiary intend to abandon or relinquish.

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(ddd)       Mining Practice. Except as disclosed in the Registration Statement and the Prospectus, all mining operations by the Company and its subsidiaries on the Material Properties have for the past five years been conducted with the exercise of reasonable diligence, skill, care and prudence for mining operations in similar locations under similar circumstances.

(eee)        Reserve Reports. All information related to the proven and probable coal reserves of the Company and its subsidiaries included in the Registration Statement and the Prospectus (the “Reserve Report”) (i) were and are accurate in all material respects and (ii) comply in all material respects with the requirements of the Act and the requirements of the Exchange Act, as applicable. The Reserve Reports and all information related to the coal resources of the Company and its subsidiaries included in the Registration Statement and the Prospectus (the “Resource Reports” and, together with the Reserve Reports, the “Mineral Reports”), when read together with the other information in the Registration Statement and the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Mineral Reports have been calculated in accordance with standard mining engineering procedures used in the industry. All assumptions used in the calculation of the Mineral Reports were and are reasonable. The Company has complied and is currently in compliance with all applicable requirements of Subpart 1300 and Item 601(b)(96) of the SEC's Regulation S-K (“SK 1300”) and, in particular: (a) all disclosure regarding technical information made by the Company concerning a mineral project on a property material to the Company has been based upon information prepared by or under the supervision of, or approved by, a “qualified person” (as such term is defined in SK 1300); (b) the Company has complied with the requirements for disclosure of technical information about mineral projects or properties material to the issuer prescribed by SK 1300; and (c) the Company has filed all technical reports required to be filed by SK 1300, and all such technical reports have been prepared in accordance with the requirements of Item 601(b)(96) of SK 1300 by or under the supervision of one or more “qualified persons” (as such term is defined in SK 1300) and who have provided all required certificates and consents.

(fff)         Market-Related Data. The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate. To the extent required, the Company has obtained written consent to the use of such data from such sources.

(ggg)      Outbound Investment Security Program. Neither the Company nor any subsidiary is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any subsidiary currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

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2.            Purchase and Sale.

(a)            Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the amount of the Underwritten Shares set forth opposite such Underwriter’s name in Schedule I hereto. The purchase price for each Underwritten Share shall be $16.965 per share.

(b)            Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 416,666 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Settlement Date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.            Delivery and Payment. Delivery of and payment for the Underwritten Shares and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on January 15, 2026, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being herein called the “Closing Date”). Delivery of the Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Shares and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the Settlement Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

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4.            Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus

5.            Agreements. The Company agrees with the several Underwriters that:

(a)            Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus and any supplement thereto, and any Written Testing-the-Waters Communications shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Written Testing-the-Waters Communication or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement or the prevention or suspension of the use of any Written Testing-the-Waters Communication and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)            If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

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(c)            If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)            During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(e)            The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)            The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)            The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or shares of any class of capital stock of the Company or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that (i) the Company may affect the transactions contemplated hereby; (ii) the Company may issue and sell Common Stock pursuant to any employee stock plan, stock ownership plan, dividend reinvestment plan or other compensation plan of the Company (including any amendments to such plans) in effect at the Execution Time; (iii) the Company may issue Common Stock issuable upon the conversion of securities, the exercise of warrants or options or the settlement of restricted stock units, performance stock units or deferred stock units, in each case, outstanding at the Execution Time; and (iv) the Company may file any registration statement on Form S-8 or a successor form thereto relating to securities granted pursuant to or reserved for issuance as described in clause (ii).

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(h)            The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M.

(i)            The Company agrees to pay the costs and expenses relating to the following matters (provided, however, that the Company shall have no obligation to reimburse any defaulting Underwriter pursuant to Section 8 hereof): (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on Nasdaq; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s Accountant and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that except as provided in this Section 5(j) and Section 7, the Underwriters will pay all of their own costs and expenses, including the fees of counsel for the Underwriters; provided that nothing herein is intended to modify or amend the Engagement Letter dated as of December 23, 2025.

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(j)            The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic roadshow. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)            If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(l)            The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(m)            The Company will use the net proceeds received by the Company from the sale of the Shares by it in the manner specified in the Preliminary Prospectus and Prospectus under the caption “Use of Proceeds.”

6.            Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Shares and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)            The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

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(b)            The Company shall have requested and caused Willkie Farr & Gallagher LLP, counsel for the Company, to have furnished to the Representative their opinion or opinions (including a negative assurance letter), dated the Closing Date and addressed to the Representative, in the form and substance reasonably satisfactory to the Representative.

(c)            The Company shall have requested and Jones & Keller, P.C., local counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(d)            The Representative shall have received from Paul Hastings LLP, counsel for the Underwriters, such opinion or letters, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)            The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the principal executive officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of the Shares, and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

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(f)            The Company shall have requested and caused Grant Thornton LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in each case in form and substance satisfactory to the Representative.

(g)            The Company shall have requested and caused John T. Boyd Company to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in each case in form and substance satisfactory to the Representative.

(h)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)            Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(j)            The Shares shall have been listed and admitted and authorized for trading on Nasdaq, and satisfactory evidence of such actions shall have been provided to the Representative.

(k)            FINRA, upon review, if any, of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters’ participation in same.

(l)            Prior to the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”) from each officer and director of the Company listed on Schedule VI hereto addressed to the Representative. The Company will use its best efforts to enforce the terms of each Lock-Up Agreement and will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(m)           The Company shall not have received an objection from Nasdaq with respect to the listing of additional shares notification that it filed with Nasdaq in connection with the Shares.

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If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Paul Hastings LLP, counsel for the Underwriters, at 200 Park Avenue New York, NY 10166, or at such other place as shall be agreed upon by the Representative and the Company, on the Closing Date.

7.            Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

8.            Indemnification and Contribution.

(a)            The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, or any Issuer Free Writing Prospectus, any roadshow, or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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(b)            Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the following statements set forth in the Preliminary Prospectus and the Prospectus under the heading “Underwriting”: (i) the third paragraph thereof related to selling concessions and (ii) the first and second paragraphs under the subheading “Price Stabilization, Short Positions and Penalty Bids” related to stabilization, syndicate covering transactions and penalty bids, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication.

(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In the case of parties indemnified pursuant to Sections 8(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any relevant local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)            If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(e)            In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or by the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

9.            Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Underwritten Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Underwritten Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

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10.          Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            As used in this Section 10:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(1)            (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2)            (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3)            (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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11.          Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such delivery and payment (i) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any Material Adverse Effect (in the judgment of the Representative), whether or not arising in the ordinary course of business, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on the New York Stock Exchange or Nasdaq shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto), (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or would materially and adversely affect the business or operations of the Company, or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a Material Adverse Effect on the securities markets.

12.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

13.            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or emailed. Such communications must be sent to the respective parties to this Agreement at the following addresses:

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If to the Company:

Hallador Energy Company

1183 East Canvasback Drive

Terre Haute, IN 47802

Attention: Ingrid A. Myers

Tel: (303) 839-5504

Email: IMyers@halladorenergy.com

With copies to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

Attention: Sean Ewen

Tel: (212) 728-8867

Email: sewen@willkie.com

If to the Underwriters:

TCBI Securities, Inc., doing business as Texas Capital Securities

2000 McKinney Avenue, Suite 700

Dallas, TX 75201

Attention: Head of Capital Markets

Email: ecm@texascapital.com

With copies to:

Texas Capital Legal Department

2000 McKinney Avenue, Suite 700

Dallas, TX 75201

Attention: Chief Legal Officer

legal@texascapital.com

Paul Hastings LLP

200 Park Avenue

New York, New York 10166

Attention: Marc Lashbrook

Tel: (212) 318-6482

Email: marclashbrook@paulhastings.com

14.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

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15.            No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, any subsidiary or their respective stockholders, creditors, employees or any other party and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.            Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby (including without limitation, any claims sounding in equity, statutory law, contract law or tort law arising out of the subject matter hereof) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws doctrine.

18.            Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.            Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.            Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows.]

33

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Hallador Energy Company

By:	/s/ Todd E. Telesz
Name: Todd E. Telesz
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

TCBI Securities, Inc.

By:	/s/ Matthew Johnson
Name: Matthew Johnson
Title: Managing Director, Head of Equity Sales, Trading and Research

For itself and as Representative of the
other several Underwriters named in
Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

Schedule I

Underwriters	Number of Underwritten Shares to be Purchased (Assuming No Option Exercise)	Number of Underwritten Shares to be Purchased (Assuming Full Option Exercise)
TCBI Securities, Inc.	2,222,222	2,555,556
Northland Securities, Inc.	277,778	319,444
A.G.P./Alliance Global Partners	277,778	319,444
Total	2,777,778	3,194,444

Schedule II

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package:

None.

Schedule III

Pricing Terms:

1.	The Company is selling 2,777,778 shares of Common Stock.

2.	The Company has granted an option to the Underwriters to purchase up to an additional 416,666 shares of Common Stock.

3.	The public offering price per share of Common Stock is $18.00.

Schedule IV

Schedule of subsidiaries: See Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024

With the exception of Sunrise Energy, LLC and Oaktown Gas, LLC, the Company owns, directly or indirectly, all of the equity interests of its subsidiaries.

Schedule V

Schedule of Written Testing-the-Waters Communications:

None.

Schedule VI

Schedule of Directors, Officers and Affiliates Subject to Lock-Up:

Brent K. Bilsland

Zarrell Gray

Bryan H. Lawrence

David J. Lubar

Barbara Sugg

Charles R. Wesley, IV

Heath A. Lovell

Todd E. Telesz

Eric M. Van Deman

EXHIBIT A – Form of Lock-Up Agreement

[See attached.]

Final Form

Hallador Energy Company
Lock-Up Agreement

January ___, 2026

TCBI Securities, Inc., doing business as Texas Capital Securities

As Representative of the several Underwriters

c/o         TCBI Securities, Inc.

d/b/a Texas Capital Securities

2000 McKinney Avenue, Suite 700
Dallas, TX 75201

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Hallador Energy Company, a Colorado corporation (the “Company”), and TCBI Securities, Inc., doing business as Texas Capital Securities (the “Representative”), as representative of the several underwriters named in Schedule I therein (the “Underwriters”), relating to a proposed underwritten public offering of common stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any controlled affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 90 days after the date of the Underwriting Agreement (such period, the “Lock-Up Period”).

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Common Stock or any other securities of the Company even if such Common Stock or other securities of the Company would be disposed of by someone other than the undersigned, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, forward, swap or any other derivative transaction or instrument) with respect to any Common Stock, or any other security of the Company that includes, relates to, or derives any significant part of its value from Common Stock or other securities of the Company.

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or gifts, or for bona fide estate planning purposes; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (or if the Common Stock is held by a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust), or to a charitable trust; (iii) by testate will, succession or intestate succession; (iv) by operation of law, such as pursuant to a qualified domestic order or other court order or as required by a divorce settlement; (v) to a corporation, limited liability company, partnership, or other entity wholly owned by the undersigned and/or one or more immediate family members; (vi) to the Company pursuant to a net exercise or cashless exercise (to satisfy exercise price or related withholding obligations) by the undersigned of outstanding equity awards existing as of the date of the final prospectus supplement, provided that shares of Common Stock received in connection with such exercise shall continue to be subject to this agreement; (vii) to the Company as forfeitures to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards pursuant to the Company’s equity incentive plan or outstanding warrants; or (viii) pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company or the surviving entity (a “Change of Control Transaction”), provided that in the event that such Change of Control Transaction is not completed, the undersigned’s shares of Common Stock shall remain subject to the restrictions contained in this agreement; provided, in the case of clauses (i) through (vii), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Representative to be bound by the terms of this agreement, and (z) no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer (other than, in connection with a transfer, distribution or other disposition pursuant to clauses (i) through (vii), respectively, a Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act; provided, however, that if such Form 4 or Form 5 is filed during the Lock-Up Period, such Form 4 or Form 5 shall indicate by footnote disclosure or otherwise that such Form 4 or Form 5 relates to, as applicable, a bona fide gift or otherwise a disposition for no value or a net or cashless exercise of outstanding equity awards or forfeiture to satisfy tax withholding obligations, as applicable, and that any shares of Common Stock and other securities subject to this agreement that continue to be held by the undersigned remain subject to the terms of this agreement). For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the conversion of restricted stock units granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales or transfers (except as otherwise permitted by this agreement) of the shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and no filing by any person under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with the establishment of such Plan, except for such disclosure as may be required under the Exchange Act or Regulation S-K of the SEC. If any announcement, filing or report related to such Plan shall be legally required during the Lock-Up Period, such announcement, filing or report shall clearly indicate therein that none of the shares of Common Stock or other securities subject to such Plan may be transferred, sold, or otherwise disposed of pursuant to such Plan until after expiration of the Lock-Up Period and such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer or distribution.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice to the undersigned nor have the Underwriters solicited any action from the undersigned with respect to the Offering, and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representative and the other Underwriters are not making a recommendation to you to enter into this agreement, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.

The undersigned shall be released from all obligations under this agreement (i) upon the earlier to occur, if any, of (a) the date of the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) or (b) February 13, 2026, in the event that the Underwriting Agreement has not been executed by such date; (ii) if the Company notifies the Representative that it does not intend to proceed with the Offering; or (iii) the Underwriting Agreement does not become effective. The undersigned understands that Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this agreement.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Yours very truly,

By:

Name:

Please provide address here: c/o Hallador Energy Company, 1183 East Canvasback Drive Terre Haute, IN 47802

ADDENDUM – Form of Waiver of Lock-Up

[Letterhead of Representative]

Hallador Energy Company
Public Offering of Common Stock

, 20__

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Hallador Energy Company (the “Company”) of [ ] shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) and the lock-up letter dated [ ], 2026 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [ ], 20[ ], with respect to [ ] shares of Common Stock (the “Shares”).

TCBI Securities, Inc., doing business as Texas Capital Securities, hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [ ], 20[ ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of TCBI Securities, Inc. Representative]

[Name and title of TCBI Securities, Inc. Representative]

cc: Company